SUBSIDIARIES OF MILTOPE GROUP INC.


                                                             % Owned
                                                              Direct
                                                                or
            Name                    State of Incorporation   Indirect
----------------------------        ----------------------   --------
Miltope Corporation                 Alabama                  100%
Miltope Business Products, Inc.     New York                 100%